As filed with the Securities and Exchange Commission on January 19, 1999
                                                       Reg. No. 333-



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            EMPIRE OF CAROLINA, INC.
             (Exact Name of Registrant as Specified in its Charter)
          Delaware                                   13-2999480
      (State of Incorporation)          (I.R.S. Employer Identification No.)
                              5150 Linton Boulevard
                           Delray Beach, Florida 33484
              (Address and Zip Code of Principal Executive Offices)

                 EMPIRE OF CAROLINA, INC. 1998 STOCK OPTION PLAN
        EMPIRE OF CAROLINA, INC. 1996 OUTSIDE DIRECTORS STOCK OPTION PLAN
           EMPIRE OF CAROLINA, INC. 1996 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plans)

                                  Timothy Moran
                             Chief Executive Officer
                              5150 Linton Boulevard
                           Delray Beach, Florida 33484
                                 (561) 498-4000
           (Name, Address, and Telephone Number of Agent For Service)

                                 CALCULATION OF REGISTRATION FEE
===================================================================================================
   TITLE OF SECURITIES          AMOUNT           PROPOSED         PROPOSED           AMOUNT OF
     TO BE REGISTERED            TO BE           MAXIMUM          MAXIMUM         REGISTRATION FEE
                             REGISTERED (1)   OFFERING PRICE     AGGREGATE
                                              PER SHARE (2)   OFFERING PRICE (2)
===================================================================================================
Common Stock, par value
$.10 per share(3)          2,275,000 shares       $0.72         $1,638,000             $455.37
===================================================================================================

(1) Represents the maximum number of shares of Common Stock, including the associated preferred stock purchase rights described in note 3 below ("Common Stock"), that may be offered pursuant to this Registration Statement, consisting of (i) 2,000,000 shares issuable pursuant to the Empire of Carolina, Inc. 1998 Stock Option Plan, (ii) 200,000 shares issuable pursuant to the Empire of Carolina, Inc. 1996 Employee Stock Purchase Plan and (iii) 75,000 shares issuable pursuant to awards under the Empire of Carolina, Inc. 1996 Outside Directors Stock Option Plan. In the event of a stock split, stock dividend, or similar transaction involving the Common Stock, in order to prevent dilution, the number of shares of Common Stock registered hereby shall be automatically increased to cover the additional shares of Common Stock in accordance with Rule 416 under the Securities Act of 1933, as amended ("Securities Act").
(2) Calculated pursuant to Rules 457(h)(1) and 457(c) based on the average of the high and low prices reported for the Registrant's common stock on the American Stock Exchange on January 13, 1999. Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.
(3) Includes the associated preferred stock purchase rights (the "Rights") to purchase one one-hundredth of a share of Series B Junior Participating Preferred Stock. The Rights initially are attached to and trade with the Common Stock of the Registrant. The value attributable to such Rights, if any, is reflected in the offering price of the Common Stock.

                                       EXPLANATORY NOTE


        As permitted by the rules of the Securities and Exchange Commission (the "Commission"), this Registration Statement omits the information specified in Part I of Form S--8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3:  INCORPORATION OF DOCUMENTS BY REFERENCE

    The following documents filed with the Commission by Empire of Carolina, Inc. (the "Company") are incorporated in this Registration Statement on Form S--8 (the "Registration Statement") by reference:

    (a) The Company's Annual Report on Form 10-K with respect to the fiscal year ended December 31, 1997 filed by the Company with the Securities and Exchange Commission (the "Commission") on March 31, 1998.

    (b) All other reports filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since December 31, 1997.

    (c) The description of the Company's Common Stock under the caption "Description of Securities" on pages 13 to 17 of the prospectus forming a part of the Registration Statement on Form S-3 (Reg. No. 333-57963) under the Securities Act of 1933, as amended, declared effective by the Commission on July 9, 1998.

    All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post?effective amendment which indicates that all securities registered hereunder have been sold or which deregisters all of the securities offered then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

                                   ----------

    The consolidated financial statements and schedules of the Company included in the S-1 Registration Statement have been audited by Deloitte & Touche LLP, independent auditors, as set forth in their report thereon, and are incorporated herein by reference. Such consolidated financial statements are incorporated by reference herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

    Future financial statements of the Company and the reports thereon of the Company's independent auditors to be included in subsequent filed documents also will be incorporated by reference in this Registration Statement in reliance upon the authority of such accounting firm as experts in giving those reports to the extent such firm has audited those financial statements and consented to the use of their reports thereon.


ITEM 4:  DESCRIPTION OF SECURITIES

    Not applicable.

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

ITEM 5:  INTERESTS OF NAMED EXPERTS AND COUNSEL

    Not applicable.

ITEM 6:  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the Delaware General Corporation Law ("DGCL"), INTER ALIA, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actual and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit by or in the right of the corporation if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the shareholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct. The Certificate of Incorporation of the Company provides that directors and officers shall be indemnified as described above in this paragraph to the fullest extent permitted by the DGCL; provided, however, that any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person shall be indemnified only if such proceeding (or part thereof) was authorized by the board of directors of the Company.

    Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

    The Charter provides that, to the fullest extent permitted by the DGCL, no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.
Section 102(b)(7) of the DGCL currently provides that such provisions do not eliminate the liability of a director (i) for a breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to the declaration of dividends and purchase or redemption of shares in violation of the DGCL), or
(iv) for any transaction from which the director derived an improper personal benefit. Reference is made to the Company's charter and by-laws filed as Exhibits 4.4 and 4.2 hereto, respectively.

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

    The Company maintains directors' and officers' liability insurance policies covering certain liabilities of persons serving as officers and directors and providing reimbursement to the Company for its indemnification of such persons.


ITEM 7:  EXEMPTION FROM REGISTRATION CLAIMED

    Not applicable.

ITEM 8:  EXHIBITS
   Exhibit
   Number                                   Description of Exhibit
   ------                                   ----------------------
     4.1        Form of specimen certificate representing the Company's Common
                Stock.(6)

     4.2        Amended and Restated By-Laws of the Company.(3)

     4.3        Restated Certificate of Incorporation of the Company.(1)

     4.4 First Amendment to Restated Certificate of Incorporation of the Company. (2)

     4.5 Rights Agreement, dated as of September 11, 1996, between Empire of Carolina, Inc. and American Stock Transfer & Trust Company as Rights Agent, which includes (i) as Exhibit A thereto the form of Certificate of Designation of the Series B Junior Participating Preferred Stock, (ii) as Exhibit B thereto the form of Right certificate (separate certificates for the Rights will not be issued until after the Distribution Date) and (iii) as Exhibit C thereto the Summary of Stockholder Rights Agreement.(4)

     4.6 First Amendment dated as of May 5, 1997 to Rights Agreement of September 11, 1996, between Empire of Carolina, Inc. and American Stock Transfer and Trust Company as Rights Agent.(7)

     4.7 Second Amendment dated as of June 12, 1997 to Rights Agreement, dated as of September 11, 1996 between Empire of Carolina, Inc. and American Stock Transfer & Trust Company as Rights Agent.(5)

     4.8 Warrant Agreement dated as of June 17, 1997 between the Company and the holders from time to time of the warrants.(5)

     4.9        Promissory Note from the Company to Smedley Industries, Inc.
                Liquidating Trust in the amount of $2,500,000.(5)

    4.10        Certificate of Designation Relating to Series A Preferred
                Stock.(5)

    4.11 Certificate of Designation of the Series B Junior Participating Preferred Stock.(4)

    4.12        Certificate of Designation Relating to Series C Preferred
                Stock.(5)

     5.1        Opinion of Sonnenschein Nath & Rosenthal

    23.1        Consent of Sonnenschein Nath & Rosenthal (included in
                Exhibit 5.1)

    23.2        Consent of Deloitte & Touche LLP

    24.1        Powers of Attorney (on signature page)

---------------------------

    (1) Previously filed as an exhibit to the Company's Current Report on Form 8-K, dated July 21, 1995 and incorporated herein by reference.

    (2) Previously filed as an exhibit to the Company's Annual Report on Form 10-K/A for the year ended December 31, 1996 and incorporated herein by reference.

    (3) Previously filed as an exhibit to Amendment No. 1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1994 and incorporated herein by reference.

    (4) Previously filed as an exhibit to the Company's Current Report on Form 8-K, dated September 12, 1996 and incorporated herein by reference.

    (5) Previously filed as an exhibit to the Company's Current Report on Form 8-K, dated June 17, 1997 and incorporated herein by reference.

    (6) Previously filed as an exhibit to the Company's Registration Statement on Form S-1 (File No. 2- 73208), dated July 13, 1981 and incorporated by reference.

    (7) Previously filed as an exhibit to the Company's Current Report on Form 8-K, dated May 8, 1997 and incorporated herein by reference.


ITEM 9.  UNDERTAKINGS

(a) Rule 415 Offering. The Company hereby undertakes:
    -----------------
        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

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
        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  Incorporation of Subsequent Exchange Act Documents by Reference.
     ----------------------------------------------------------------

        The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)  Form S-8 Registration Statement.
     --------------------------------

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Delray Beach, Florida on January 18, 1999.

                                    EMPIRE OF CAROLINA, INC.

                                    By: /s/ Timothy Moran
                                        ------------------------
                                         Timothy Moran
                                         Chief Executive Officer

                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Timothy Moran, Charles S. Holmes, William Craig and Lawrence Geller and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, and each of them, and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

 /s/ Charles S. Holmes                            Chairman of the Board of           January 18, 1999
----------------------------------                Directors and Director
Charles S. Holmes

 /s/ Timothy Moran                                President and Chief Executive      January 18, 1999
----------------------------------                Officer (Principal Executive
Timothy Moran                                     Officer)


 /s/ William Craig                                Executive Vice President           January 18, 1999
----------------------------------                Finance and Chief Financial
William Craig                                     Officer (Principal Financial
                                                  and Accounting Officer)


 /s/ Steven E. Geller                             Director                           January 18, 1999
----------------------------------
Steven E. Geller

 /s/ Frederick W. Rosenbaurer, Jr.                Director                           January 18, 1999
----------------------------------
Frederick W. Rosenbaurer, Jr.

II-6

 /s/ James J. Pinto                               Director                           January 18, 1999
----------------------------------
James J. Pinto

 /s/ Lenore H. Schupak                            Director                           January 18, 1999
----------------------------------
Lenore H. Schupak

 /s/ John J. Doran                                Director                           January 18, 1999
----------------------------------
John J. Doran

                                         INDEX TO EXHIBITS

   Exhibit
   Number                           Description of Exhibit
   ------                           ----------------------
     5.1        Opinion of Sonnenschein Nath & Rosenthal
    23.1        Consent of Sonnenschein Nath & Rosenthal (included in
                Exhibit 5.1)
    23.2        Consent of Deloitte & Touche LLP


II-8